Exhibit 10(b):

Service Agreement No. FSNG1

FIRM TRANSPORTATION SERVICE AGREEMENT

UNDER RATE SCHEDULE FT AND/OR RATE SCHEDULE FT-NN

THIS AGREEMENT, made and entered into as of this 1st day of September, 2005, by and between Southern Natural Gas Company, a Delaware corporation, hereinafter referred to as “Company”, and Alabama Gas Corporation, an Alabama corporation, hereinafter referred to as “Shipper”.

WITNESSETH

WHEREAS, Company is an interstate pipeline, as defined in Section 2(15) of the Natural Gas Policy Act of 1978 (NGPA); and

WHEREAS, Shipper has requested firm transportation pursuant to Rate Schedule FT and/or FT-NN of various supplies of gas for redelivery for Shipper’s account and has submitted to Company a request for such transportation service in compliance with Section 2 of the General Terms and Conditions applicable to such Rate Schedules; and/or

WHEREAS, Shipper may acquire, from time to time, released firm transportation capacity under Section 22 of the General Terms and Conditions of Company’s FERC Gas Tariff; and

WHEREAS, Company has agreed to provide Shipper with transportation service of such gas supplies or through such acquired capacity release in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

TRANSPORTATION QUANTITY

1.1 Subject to the terms and provisions of this Agreement, Rate Schedule FT and/or FT-NN, as applicable, and the General Terms and Conditions thereto, Shipper agrees to deliver or cause to be delivered to Company at the Receipt Point(s) described in Exhibit A and Exhibit A-1 to this Agreement, and Company agrees to accept at such point(s) for transportation under this Agreement, an aggregate quantity of natural gas per day up to the total Transportation Demand set forth on Exhibit B hereto. Company’s obligation to accept gas on a firm basis at any Receipt Point is limited to the Receipt Points set out on Exhibit A and to the Maximum Daily Receipt Quantity (MDRQ) stated for each such Receipt Point. The sum of the MDRQ’s for the Receipt Points on Exhibit A shall not exceed the Transportation Demand.

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1.2 Subject to the terms and provisions of this Agreement, Rate Schedule FT and/or FT-NN, as a applicable, and the General Terms and Conditions thereto, Company shall deliver a thermally equivalent quantity of gas, less the applicable fuel charge as set forth in the applicable FT or FT-NN Rate Schedule, to Shipper at the Delivery Point(s) described in Exhibit B and Exhibit B-1 hereto. Company’s obligation to redeliver gas at any Delivery Point on a firm basis is limited to the Delivery Points specified on Exhibit B and to the Maximum Daily Delivery Quantity (MDDQ) stated for each such Delivery Point and in no event shall Shipper be entitled to deliveries in excess of the MDDQ such that if Shipper elects to take gas at an Exhibit B-1 Delivery Point then the MDDQ at its Exhibit B Delivery Points will be reduced proportionately. The sum of the MDDQ’s for the Delivery Points on Exhibit B shall equal the Transportation Demand.

1.3 In the event Shipper is the successful bidder on released firm transportation capacity under Section 22 of the Company’s General Terms and Conditions, Company will promptly email to Shipper the terms of the Capacity Release Transaction. Upon the issuance of the email, subject to the terms, conditions and limitations hereof and of Company’s Rate Schedules FT and FT-NN, Company agrees to provide the released firm transportation service to Shipper under Rate Schedule FT or FT-NN, the General Terms and Conditions thereto, and this Agreement.

ARTICLE II

CONDITIONS OF SERVICE

2.1 It is recognized that the transportation service hereunder is provided on a firm basis pursuant to, in accordance with and subject to the provisions of Company’s Rate Schedule FT and/or FT-NN, and the General Terms and Conditions thereto, which are contained in Company’s FERC Gas Tariff, as in effect from time to time, and which are hereby incorporated by reference. In the event of any conflict between this Agreement and the terms of the applicable Rate Schedule, the terms of the Rate Schedule shall govern as to the point of conflict. Any limitation of transportation service hereunder shall be in accordance with the priorities set out in Rate Schedule FT and/or FT-NN, as applicable, and the General Terms and Conditions thereto.

2.2 This Agreement shall be subject to all provisions of the General Terms and Conditions applicable to Company’s Rate Schedule FT and/or FT-NN as such conditions may be revised from time to time. Unless Shipper requests otherwise, Company shall provide to Shipper the filings Company makes at the Federal Energy Regulatory Commission (“Commission”) of such provisions of the General Terms and Conditions or other matters relating to Rate Schedule FT or FT-NN.

2.3 Company shall have the right to discontinue service under this Agreement in accordance with Section 15.3 of the General Terms and Conditions hereto.

2.4 The parties hereto agree that neither party shall be liable to the other party for any special, indirect, or consequential damages (including, without limitation, loss of profits or business interruptions) arising out of or in any manner related to this Agreement.

Service Agreement No. FSNG1

2.5 This Agreement is subject to the provisions of Subpart G of Part 284 of the Commission’s Regulations under the NGPA and the Natural Gas Act. Upon termination of this Agreement, Company and Shipper shall be relieved of further obligation to the other party except to complete the transportation of gas underway on the day of termination, to comply with the provisions of Section 14 of the General Terms and Conditions with respect to any imbalances accrued prior to termination of this Agreement, to render reports, and to make payment for all obligations accruing prior to the date of termination.

ARTICLE III

NOTICES

3.1 Except as provided in Section 8.6 herein, notices hereunder shall be given pursuant to the provisions of Section 18 of the General Terms and Conditions to the respective party at the applicable address, telephone number, facsimile machine number or e-mail addresses :provided by the parties on Appendix E to the General Terms and Conditions or such other addresses, telephone numbers, facsimile machine numbers or e-mail addresses as the parties shall respectively hereafter designate in writing from time to time.

ARTICLE IV

TERM

4.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first hereinabove written and shall be in full force and effect for the primary term(s) set forth on Exhibit B hereto, if applicable, and shall continue and remain in force and effect for successive evergreen terms specified on Exhibit B hereto unless canceled by either party giving the required amount of written notice specified on Exhibit B to the other party prior to the end of the primary term(s) or any extension thereof. The primary term of the Agreement may be calculated from the date service commences hereunder rather than the effective date as provided above, if construction of facilities is necessary.

4.2 In the Event Shipper has not contracted for firm Transportation Demand under this Agreement directly with Company, as set forth on Exhibit B hereto, then the term of this Agreement shall be effective as of the date first hereinabove written and shall remain in full force and effect for a primary term through the end of the month and month to month thereafter unless canceled by either party giving at least five (5) days written notice to the other party prior to the end of the primary term or any extension thereof, provided however, this agreement will automatically terminate if no nominations are requested during a period of 12 consecutive months. It is provided, however that this Agreement shall not terminate prior to the expiration of the effective date of any Capacity Release Transaction.

Service Agreement No. FSNG1

ARTICLE V

CONDITIONS PRECEDENT

5.1 Unless otherwise agreed to by the parties, the terms of Rate Schedule FT and/or FT-NN, as applicable, and the General Terms and Conditions thereto, shall apply to the acquisition or construction of any facilities necessary to effectuate this Agreement. Other provisions of this Agreement notwithstanding, Company shall be under no obligation to construct the facilities or commence service hereunder unless and until (1) Company has received and accepted the necessary regulatory approvals and permits to construct the facilities in a form and substance satisfactory to Company; (2) all facilities, of whatever nature, as are required to permit the receipt, measurement, transportation, and delivery of natural gas hereunder have been authorized, installed, and are in operating condition; (3) (If applicable) Company has obtained the approval of the appropriate management or management committee and/or board of directors of Company and/or its parent company to spend the capital necessary to construct the additional facilities; and (4) SHIPPER completes the construction and places into operation, using diligent efforts, its upstream or downstream production or end use facilities required to receive or deliver gas hereunder. (If applicable) In the event construction of facilities by COMPANY is necessary to provide service under the Agreement, Company agrees to use its reasonable efforts to meet an in-service date of                     .

ARTICLE VI

REMUNERATION

6.1 Shipper shall pay Company monthly for the transportation services rendered hereunder the charges specified in Rate Schedule FT, Rate Schedule FT-NN, and under each effective Capacity Release Transaction, as applicable, including any penalty and other authorized charges assessed under the applicable FT or FT-NN Rate Schedule and the General Terms and Conditions. For service requested from Company under Rate Schedule FT or FT-NN, Company shall notify Shipper as soon as practicable of the date services will commence hereunder, and if said date is not the first day of the month, the Reservation Charge for the first month of service hereunder shall be adjusted to reflect only the actual number of days during said month that transportation service is available. Company may agree from time to time to discount the rates charged Shipper for services provided hereunder in accordance with the provisions of Rate Schedule FT and/or FT-NN, as applicable. Said discounted charges shall be set forth on Exhibit E hereto or the parties may agree to a Negotiated Rate for such services in accordance with the provisions of Rate Schedule FT or FT-NN. Said discounted or Negotiated Rates shall be set forth on Exhibit E or Exhibit F, respectively, hereto and shall take precedence over the charges set forth in Rate Schedules FT or FT-NN during the period in which they are in effect.

Service Agreement No. FSNG1

6.2 The rates and charges provided for under Rate Schedule FT shall be subject to increase or decrease pursuant to any order issued by the Commission in any proceeding initiated by Company or applicable to the services performed hereunder. Shipper agrees that Company shall, without any further agreement by Shipper, have the right to change from time to time, all or any part of its Proforma Service Agreement, as well as all or any part of Rate Schedule FT or FT-NN, as applicable, or the General Terms and Conditions thereto, including without limitation the right to change the rates and charges in effect hereunder, pursuant to Section 4(d) of the Natural Gas Act as may be deemed necessary by Company, in its reasonable judgment, to assure just and reasonable service and rates under the Natural Gas Act. It is recognized, however, that once a Capacity Release Transaction has been awarded, Company cannot increase the Reservation Charge to be paid by Shipper under that Capacity Release Transaction, unless in its bid the Acquiring Shipper has agreed to pay a percentage of the maximum tariff rate in effect and the maximum tariff rate increases during the term of the Capacity Release Transaction. Nothing contained herein shall prejudice the rights of Shipper to contest at any time the changes made pursuant to this Section 6.2, including the right to contest the transportation rates or charges for the services provided under this Agreement, from time to time, in any subsequent rate proceedings by Company under Section 4 of the Natural Gas Act or to file a complaint under Section 5 of the Natural Gas Act with respect to such transportation rates or charges, the Rate Schedules, or the General Terms and Conditions thereto.

ARTICLE VII

SPECIAL PROVISIONS

7.1 If Shipper is a seller of gas under more than one Service Agreement and requests that company allow it to aggregate nominations for certain Receipt Points for such Agreements, Company will allow such an arrangement under the terms and conditions set forth in this Article VII. To be eligible to aggregate gas, Shipper must comply with the provisions of Section 2.2 of the General Terms and Conditions and the terms and conditions of the Supply Pool Balancing Agreement executed by Shipper and Company pursuant thereto.

7.2 If Shipper is a purchaser of gas from a seller that is selling from an aggregate of Receipt Points, and Shipper wishes to nominate to receive gas from such seller’s aggregate supplies of gas, Company will allow such a nomination, provided that the seller (i) has entered into a Supply Pool Balancing Agreement with Company and (ii) submits a corresponding nomination to deliver gas to Shipper from its aggregate supply pool.

Service Agreement No. FSNG1

ARTICLE VIII

MISCELLANEOUS

8.1 This Agreement constitutes the entire Agreement between the parties and no waiver by Company or Shipper of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

8.2 The laws of the State of Alabama shall govern the validity, construction, interpretation, and effect of this agreement, without giving effect to any conflict of laws doctrine that would apply the laws of another jurisdiction.

8.3 No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties except that (i) a Capacity Release Transaction may be issued, and (ii) in accordance with the provisions of Rate Schedule FT and/or FT-NN, as applicable, and the General Terms and Conditions thereto, Receipt Points may be added to or deleted from Exhibit A and the Maximum Daily Receipt Quantity for any Receipt Point on Exhibit A may be changed upon execution by Company and Shipper of a Revised Exhibit A to reflect said change(s), and (iii) Delivery Points may be added to or deleted from Exhibit B and the Maximum Daily Delivery Quantity for any Delivery Point may be changed upon execution by Company and Shipper of a Revised Exhibit B to reflect said change(s). It is provided, however, that any such change to Exhibit A or Exhibit B must include corresponding changes to the existing Maximum Daily Receipt Quantities or Maximum Daily Delivery Quantities, respectively, such that the sum of the changed Maximum Daily Receipt Quantities shall not exceed the Transportation Demand and the sum of the Maximum Daily Delivery Quantities equals the Transportation Demand.

8.4 This Agreement shall bind and benefit the successors and assigns of the respective parties hereto. Subject to the provisions of Section 22 of the General Terms and Conditions applicable hereto, either party may assign this Agreement to an affiliated company without the prior written consent of the other party, provided that the affiliated company is creditworthy pursuant to Section 2.1(d) of the General Terms and Conditions, but neither party may assign this Agreement to a nonaffiliated company without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture or similar instrument.

8.5 Exhibits A, A-1, B, B-1, and/or other exhibits, from time to time, attached to this Agreement constitute a part of this Agreement and are incorporated herein.

8.6 This Agreement is subject to all present and future valid laws and orders, rules, and regulations of any regulatory body of the federal or state government having or asserting jurisdiction herein. After the execution of this Agreement for firm transportation capacity from Company, each party shall make and diligently prosecute all

Service Agreement No. FSNG1

necessary filings with federal or other governmental bodies, or both, as may be required for the initiation and continuation of the transportation service which is the subject of this Agreement and to construct and operate any facilities necessary therefore. Each party shall have the right to seek such governmental authorizations as it deems necessary, including the right to prosecute its requests or applications for such authorization in the manner it deems appropriate. Upon either party’s request, the other party shall timely provide or cause to be provided to the requesting party such information and material not within the requesting party’s control and/or possession that may be required for such filings. Each party shall promptly inform the other party of any changes in the representations made by such party herein and/or in the information provided pursuant to this paragraph. Each party shall promptly provide the party with a copy of all filings, notices, approvals, and authorizations in the course of the prosecution of its filings. In the event all such necessary regulatory approvals have not been issued or have not been issued on terms and conditions acceptable to Company or Shipper within twelve (12) months from the date of the initial FERC application therefore, then Company or Shipper may terminate this Agreement without further liability or obligation to the other party by giving written notice thereof at any time subsequent to the end of such twelve-month period, but prior to the receipt of all such acceptable approvals. Company or Shipper may waive their rights to terminate this Agreement under this Section upon mutual agreement in writing. Such notice will be effective as of the date it is delivered to the U.S. Mail, for delivery by certified mail, return receipt requested.

8.7 If Shipper experiences the loss of any load by direct connection of such load to the Company’s system, Shipper may reduce its Transportation Demand under this Service Agreement or any other Service Agreement for firm transportation service between Shipper and Company by giving Company 30 days prior written notice of such reduction within six (6) months of the date Company initiates direct service to the industrial customer; provided, however, that any such reduction shall be applied first to the Transportation Demand under the Service Agreement with the shortest remaining contract term.

In order to qualify for a reduction in its Transportation Demand, Shipper must certify and provide supporting data that:

(i)	The load was actually being served by Shipper with gas transported by Company prior to November 1, 1993.

(ii)	If the load lost by Shipper was served under a firm contract, the daily contract quantity shall be provided.

(iii)	If the load lost by Shipper was served under an interruptible contract, the average daily volumes during the latest twelve months of service shall be provided.

Shipper may reduce its aggregate Transportation Demand under all its Service Agreements by an amount up to the daily contract quantity in the case of the loss of a

Service Agreement No. FSNG1

firm customer and/or up to the average daily deliveries during the latest twelve month period in the case of the loss of an interruptible customer. Such reduction shall become effective thirty days after the date of Shipper’s notice that it desires to reduce its Transportation Demand.

8.8 This Agreement supersedes and cancels the Service Agreement Nos. 866940 dated November 1, 1993, and 866941 dated November 1, 1993, as amended April 17, 2002, between the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above by their respective duly authorized officers.

Attest/Witness:	SOUTHERN NATURAL GAS COMPANY

By
Its

ALABAMA GAS CORPORATION

By
Its